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                                                                      EXHIBIT C

                          REGISTRATION RIGHTS AGREEMENT

                                 by and between

                            INFINEON TECHNOLOGIES AG

                                       and

                        RAMTRON INTERNATIONAL CORPORATION




                    ----------------------------------------

                          Dated as of February 2, 2001

                    ----------------------------------------




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                                TABLE OF CONTENTS

Section 1.        Definitions .............................................2

Section 2.        Registration Rights .....................................4
       2.1        Demand Rights ...........................................4
       2.2.       "Piggy-Back" Rights .....................................6
       2.3.       Allocation of Securities Included in a Public Offering ..6
       2.4.       Requirements with Respect to Registration ...............7
       2.5.       Furnishing Information .................................11

Section 3.        Registration Expenses ..................................11

Section 4.        Representations, Warranties and Agreements .............12
       (a)        Company Representations, Warranties and Agreements .....12
       (b)        Infineon Representations, Warranties and Agreements ....13

Section 5.        Survival of Representations and Agreements .............13

Section 6.        Indemnification ........................................14

Section 7.        Unregistered Offerings .................................16

Section 8.        Miscellaneous ..........................................16
       (a)        Remedies ...............................................16
       (b)        Amendments and Waivers .................................17
       (c)        Notices ................................................17
       (d)        Interpretation .........................................18
       (e)        Counterparts ...........................................18
       (f)        Entire Agreement; No Third Party Beneficiaries .........18
       (g)        Governing Law ..........................................18
       (h)        Severability ...........................................18
       (i)        Assignment .............................................18
       (j)        Attorney's Fees ........................................19
       (k)        Use of Terms ...........................................19


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                          REGISTRATION RIGHTS AGREEMENT


     This Registration Rights Agreement (this "Agreement") is dated as of February 2, 2001, and is being entered by and between Infineon Technologies AG, a German stock corporation ("Infineon") and Ramtron International Corporation, a Delaware corporation (the "Company").


                                    RECITALS


     WHEREAS, the Company has agreed to issue, and Infineon has agreed to subscribe for, up to 4,430,005 shares (the "Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock") pursuant to that certain Share Purchase Agreement, dated December 14, 2000 (the "Purchase Agreement"), by and between the Company and Infineon;

     WHEREAS, Infineon has consented to certain restrictions on its right to sell Shares; provided that Infineon is granted the right to cause such Shares to be registered or qualified for trading under certain laws in order to permit a public offering of such shares in the United States if deemed necessary or appropriate by Infineon and certain other rights set forth herein; and

     WHEREAS, the parties wish to make certain covenants and agreements concerning, among other things, the registration of the Shares under the Securities Act of 1933, as amended;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein, the parties agree as follows:

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Section 1. Definitions.

     As used in this Agreement, the following terms shall have the following meanings:

     "Affiliate" shall mean, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with such Person. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Blackout Periods" shall have the meaning set forth in Section 2.1(b).

     "Commission" shall mean the United States Securities and Exchange Commission or any other United States federal agency at the time administering the Securities Act or the Exchange Act.

     "Company" shall have the meaning set forth in the introductory paragraph to this Agreement.

     "Common Stock" shall have the meaning set forth in the Recitals.

     "Demand Request" shall have the meaning set forth in Section 2.1(a).

     "Effectiveness Period" shall have the meaning set forth in Section 2.4(b).

     "Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended, or any United States federal statute then in effect that has replaced such statute, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such replacement United States federal statute.

     "Holder" shall mean Infineon, and shall also include any assignee or transferee of a Registrable Security that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with Infineon and that agrees in writing at the time of such assignment or transfer to be bound by the restrictions set forth herein.

     "Indemnified Party" shall have the meaning set forth in Section 6(e).

     "Indemnifying Party" shall have the meaning set forth in Section 6(e).

     "Inspectors" shall have the meaning set forth in Section 2.4(f).

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     "Joining Request" shall have the meaning set forth in Section 2.1(a).

     "Maximum Number" shall have the meaning set forth in Section 2.1(b).

     "Other Securities" shall have the meaning set forth in the definition of Registrable Securities.

     "Other Stockholders" shall have the meaning set forth in Section 2.2.

     "Person" shall mean an individual, trustee, corporation, partnership, joint stock company, trust, unincorporated association, union, business association, firm or a government or agency or political subdivision thereof or other entity.

     "Preliminary Prospectus" shall mean any preliminary prospectus that may be included in any Registration Statement.

     "Prospectus" shall mean the prospectus included in any Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and by all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

     "Public Offering" shall mean the offer of Common Stock on a broadly distributed basis, not limited to sophisticated investors, pursuant to a firm-commitment or best-efforts underwriting arrangement.

     "Records" shall have the meaning set forth in Section 2.4(f).

     "Registrable Securities" shall mean all or any portion of the Ramtron Cash Shares (as defined in the Purchase Agreement) beneficially owned by the Holder upon the Initial Closing (as defined in the Purchase Agreement) under the Purchase Agreement and all or any portion of the Ramtron Stock Shares (as defined in the Purchase Agreement) beneficially owned by the Holder upon the Final Stock Closing (as defined in the Purchase Agreement) under the Purchase Agreement. As to any particular Registrable Securities, such Shares shall cease to be Registrable Securities (a) when a Registration Statement with respect to the sale of such Shares shall have become effective under the Securities Act and such Shares shall have been disposed of in accordance with such Registration Statement, (b) when such Shares shall have been sold under Rule 144 (or any successor provision) under the Securities Act, or (c) when such Shares shall have ceased to be outstanding. If as a result of any reclassification, stock split, stock dividend, bonus issue, business combination,exchange offer or other transaction or event, any capital stock, evidences of indebtedness, warrants, options, rights or other securities (collectively "Other Securities") are issued or transferred to a Holder in respect

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of Registrable Securities held by such Holder, references herein to
Registrable Securities shall be deemed to include such Other Securities.

     "Registration Statement" shall mean any registration statement of the Company under the Securities Act that covers any of the Registrable Securities, including the prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statements.

     "Regulations" shall mean the General Rules and Regulation of the Commission under the Securities Act.

     "Rule 144" shall mean Rule 144 of the Regulations, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the Commission providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders of such securities being free of the registration and prospectus delivery requirements of the Securities Act.

     "Securities Act" shall mean the United States Securities Act of 1933, as amended, or any United States federal statute then in effect which has replaced such statute, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such replacement statute.

     "Seller" shall have the meaning set forth in Section 2.1(a).

     "Shares" shall have the meaning set forth in the Recitals.

     "underwritten registration or underwritten offering" shall mean a registration in which securities of the Company are sold to an underwriter for reoffering to the public.

Section 2. Registration Rights.

     2.1 Demand Rights. (a) Subject to Section 2.1(b) below, at any time, and from time to time, on or after the date on which a Holder is first permitted to sell any of the Shares pursuant to the Purchase Agreement, such Holder shall have the right to require the Company to file up to three (3) Registration Statements under the Securities Act for a Public Offering of all or part of the portion of such Holder's Registrable Securities that such Holder is then permitted to sell pursuant to Section 5.2 of the Purchase Agreement, in each case, by delivering written notice thereof to the Company specifying the number of Registrable Securities to be included in such registration and the intended method of distribution thereof (the "Demand Request"). Thereupon the Company shall prepare and file with the Commission as promptly as practicable following the receipt of notice of the Demand Request, and in any event within 60 days thereof, a Registration Statement covering,

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and shall use its best efforts to effect the registration under the Securities
Act of, (i) the Registrable Securities included in the Demand Request, for disposition in accordance with the intended method of disposition stated in the Demand Request and (ii) any other securities as to which the holders thereof have a contractual right to register Common Stock in such a transaction and shall have made a written request (a "Joining Request") to the Company for registration thereof within ten days (or such other period as may be contractually provided) after notice of such Demand Request, all to the extent necessary to permit the sale or other disposition by such holders (each, a "Seller" and, collectively, the "Sellers") of such Registrable Securities.

     (b) The Company's obligations pursuant to Section 2.1(a) above are subject to the following limitations and conditions: (i) the Company shall not be obligated to fulfill the requirements or file the Registration Statement referred to therein (A) during any period of time (not to exceed one hundred twenty (120) days in the aggregate with respect to each request) when the Company has determined to proceed with a Public Offering for its own account and, in the good faith judgment of the managing underwriter thereof, the fulfillment of such requirements or such filing would have an adverse effect on such Public Offering, (B) during any period of time (not to exceed sixty (60) days with respect to each request) when the Company is in possession of material information that its board of directors (x) has determined, after advice of U.S. securities counsel, would be required to be disclosed in an offering registered under the Securities Act and (y) reasonably deems is in the Company's best interests not to publicly disclose, or (C) during the 90-day period following the effectiveness of any previous Registration Statement (the periods of time referred to in subclauses (A), (B) and (C) hereof being hereinafter referred to as "Blackout Periods"); provided, that the aggregate period of time during which the Company shall be relieved from its obligation to file such a Registration Statement pursuant to this clause (i) shall in no event exceed ninety (90) consecutive days with respect to each request; provided, further, that, in the case of a Blackout Period pursuant to sub-clause (i)(A) above, the Blackout Period shall earlier terminate upon the completion or abandonment of the relevant Public Offering; provided, further, that in the case of a Blackout Period pursuant to sub-clause (i)(B) above, the Blackout Period shall earlier terminate upon public disclosure by the Company or public admission by the Company of such material nonpublic information or such time as such material nonpublic information shall be publicly disclosed without breach of the last sentence of this subsection (b); and provided, further, that in the case of a Blackout Period pursuant to sub-clauses (i)(A), (B) or (C) above, the Company shall furnish to the Holder a certificate of the Company's Chief Executive Officer to the effect that an event permitting a Blackout Period has occurred; provided, further, that the Company shall not be entitled to exercise its rights under sub-clause (i)(B) more than three (3) times in any twenty-four (24) month period, and under sub-clause (i)(C) more than one (1) time in any twelve
(12)-month period; and provided, further, that if prior to the expiration of any period of time referred to in this clause (i) the Holder withdraws its Demand Request, such request shall not be considered a Demand Request for purposes of this Section 2.1(b) and such Demand Request and any Joining Request related thereto shall be of no further effect; (ii) the Company shall not be required to maintain the effectiveness of a Registration Statement filed pursuant to Section 2.3(a) for a period in excess of one hundred twenty (120) days; (iii) the minimum aggregate offering price of any such Public Offering, as estimated in good faith by the managing underwriter thereof at the time such Demand Request is made, shall be at least $10 mil-

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lion; provided, however that the limitation and condition contained in this clause (iii) to Section 2.1(b) shall not be applicable to a Demand Request to register all of the Registrable Securities issued to Infineon pursuant to the Purchase Agreement; and (iv) the number of shares of Common Stock to be sold in any such Public Offering shall not exceed the maximum number which the managing underwriter thereof considers in good faith to be appropriate based on market conditions and other relevant factors, including pricing, the identity of the holders selling Shares and the proportion of Shares being sold by the Company and by such holders (the "Maximum Number").

     (c) Subject to Section 2.3, the Company may elect to include in any Registration Statement filed pursuant to this Section 2.1 any treasury shares or authorized but unissued shares of Common Stock; provided that such inclusion shall be permitted only to the extent that it is pursuant to and subject to the terms of any underwriting agreement or arrangements entered into by the Holders making the Demand Request.

     (d) A request by a Holder that the Company file a Registration Statement shall not be considered a Demand Request if the Registration Statement relating thereto does not become effective.

     (e) All registration rights granted under this Section 2.1 shall terminate and be of no further force and effect on the earlier of (i) the date on which the Holders no longer hold Registrable Securities, and (ii) the date on which all Registrable Securities held by the Holders may be sold under Rule 144(k) during any single ninety (90) day period.

     2.2. "Piggy-Back" Rights. If, after the Initial Closing (as defined in the Purchase Agreement) of the Purchase Agreement, the Company proposes to register any shares of Common Stock under the Securities Act on a registration statement on Form S-1, Form S-2 or Form S-3 (or an equivalent general registration form then in effect) for purposes of a Public Offering by the Company or any registration statement filed by the Company for any other holder of Common Stock holding registration rights with respect to such Common Stock (such other selling stockholders are referred to herein as "Other Stockholders"), the Company shall give written notice of such proposal at least thirty (30) days before the anticipated filing date, which notice shall include the intended method of distribution of such shares of Common Stock to each Holder. Such notice shall specify at a minimum the number of shares of Common Stock proposed to be registered, the proposed filing date of such registration statement, any proposed means of distribution of such shares of Common Stock and the proposed managing underwriter, if any. Subject to Section 2.3, upon the written request of a Holder, given within fifteen (15) days after the transmittal of any such written notice by facsimile confirmed by mail (which request shall specify the Registrable Securities intended to be disposed of by a Holder), the Company will use its best efforts to include in the registration statement with respect to such Public Offering the number of the Registrable Securities referred to in such Holder's request; provided that any participation in such Public Offering by such Holder shall be on substantially the same terms as those applicable to the participation therein by the Company or Other Stockholders; and provided, further, that the number of Registrable Securities to be included in any such Public Offering shall not exceed the Maximum Number. Any such Holder shall have the right

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to withdraw a request to include Registrable Securities in any Public
Offering pursuant to this Section 2.2 by giving written notice to the Company of its election to withdraw such request at least five (5) days prior to the proposed effective date of such registration statement.

          2.3. Allocation of Securities Included in a Public Offering. If the managing underwriter for any Public Offering to be effected pursuant to Section
2.1 or Section 2.2 of this Agreement shall advise the Company and the Sellers in writing that the number of shares of Common Stock sought to be included in such Public Offering (including shares of Common Stock sought to be offered by the Company and those Shares or other shares of Common Stock to be offered by the Holders or other Sellers) is not equivalent to the Maximum Number, the shares of Common Stock to be included in such Public Offering shall be allocated pursuant to the following procedures:

          (a) if such registration or Public Offering is pursuant to Section 2.1 of this Agreement, and (x) if the total number of shares of Common Stock included in the Demand Request and any Joining Request exceeds the Maximum Number, first, the Registrable Securities included in the Demand Request shall be included, and second, any shares of Common Stock requested to be included in such registration pursuant to any Joining Request, pro rata among such Sellers, shall be included, to the extent necessary to reduce the total number of shares of Common Stock to be included in such Public Offering to the Maximum Number and (y) if the total number of shares of Common Stock included in the Demand Request and any Joining Request is less than the Maximum Number, any additional shares of Common Stock sought to be included at the request of the Company may be included, subject to not exceeding the Maximum Number; provided, however, that, if the Company desires to sell shares of Common Stock in such Public Offering and in the good faith judgment of the managing underwriter of such Public Offering, after consultation with the Holders, the failure to include shares of Common Stock to be sold by the Company in such Public Offering would be materially detrimental to the success of the Public Offering or to the trading market in the Company's Common Stock, an amount of shares of Common Stock to be sold by the Company equal to the lesser of (i) the minimum number of shares of Common Stock recommended by such managing underwriter to be sold by the Company and (ii) that amount sought to be included at the request of the Company, will be included in the Public Offering and the number of shares of Common Stock to be sold by the Sellers will be reduced, applying clause (x) above to such Sellers' requests mutatis mutandis; or

          (b) if such registration or Public Offering is pursuant to Section 2.2 of this Agreement, (x) first, securities sought to be included at the request of the Company or any Other Stockholder making a demand registration request shall be included, and (y) second, if the number of securities to be registered under clause 2.1 exceeds the Maximum Number, the amount of Registrable Securities proposed to be offered by Sellers shall be reduced pro rata among such Sellers in accordance with the respective amounts requested by each such Seller to the extent necessary to reduce the total amount of securities to be included in such offering to the Maximum Number; provided that Shares to be sold by the Sellers in the

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     aggregate are not reduced to less than 25% of all shares of Common Stock to be sold in such Public Offering.

     2.4. Requirements with Respect to Registration. Subject to Section 3, if and whenever the Company is required by the provisions hereof to use its best efforts to register any Registrable Securities under the Securities Act, the Company shall:

          (a) As promptly as practicable (and in the case of a Demand Request, in no event more than 60 days following such Demand Request) prepare and file with the Commission a Registration Statement with respect to such Registrable Securities and use its best efforts to cause such Registration Statement to become and remain effective; provided, however, that, before filing any Registration Statement or prospectus or any amendments or supplements thereto, the Company shall furnish to and afford each Holder of Registrable Securities covered by such Registration Statement, and the managing underwriters, if any, a reasonable opportunity to review and comment on copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed. In the event that any such Holder or managing underwriter does not provide comments on any such documents within ten (10) days of receipt thereof, such current drafts of the documents shall no longer be subject to review and comment by such Holder or managing underwriter.

          (b) As promptly as practicable, prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement current and effective and to comply with the provisions of the Securities Act and the Regulations, with respect to the sale or disposition of such Registrable Securities, but in no event shall the Company be required to do so for a period of more than one hundred twenty (120) days following the effective date of the Registration Statement (the "Effectiveness Period").

          (c) Promptly notify each Seller of any Registrable Securities covered by such Registration Statement (A) when the Registration Statement or any related prospectus or any amendment or supplement has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (B) of any request by the Commission for amendments or supplements to the Registration Statement or the related prospectus or for additional information, (C) of any order issued or threatened by the Commission suspending the effectiveness of such Registration Statement, or preventing or suspending the use of a prospectus or (D) of the receipt by the Company of any notification or order with respect to the suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction or the initiation of any proceedings for such purpose. The Company shall use its best efforts to prevent the issuance of any such order referred to in (C) or (D) and, if any such order is issued, shall use its best efforts to obtain the withdrawal of any such order at the earliest possible moment.

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          (d) Immediately upon becoming aware thereof, notify each Seller and underwriter of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and promptly make available to each Seller and underwriter any such supplement or amendment.

          (e) Use all reasonable best efforts to register or qualify the Registrable Securities covered by such Registration Statement under such securities or blue sky laws of such jurisdictions in the United States as the Sellers participating in the Public Offering or the managing underwriter thereof shall reasonably request, and do any and all other acts and things that may be reasonably necessary to enable each participating Seller or underwriter to consummate the disposition of the Registrable Securities in such jurisdictions; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          (f) Make available upon reasonable advance notice for inspection by any Seller of such Registrable Securities, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other professional retained by any such Seller or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to conduct a "reasonable" investigation for purposes of Section 11(a) of the Securities Act and cause the Company's officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such Registration Statement.

          (g) Use all reasonable best efforts to cause all Registrable Securities covered by such Registration Statement to be (A) quoted on the Nasdaq National Market or the Nasdaq SmallCap Market and (B) listed or qualified for trading on any other stock exchange or quotation service on which the Company's outstanding shares of Common Stock are listed or qualified for trading.

          (h) Furnish to each Seller and each underwriter of the Registrable Securities covered by such Registration Statement such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each Preliminary Prospectus) and such other documents as such Seller or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Seller.

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          (i) In connection with an underwritten offering of Registrable
     Securities, enter into an underwriting agreement in such form as is customary in underwritten offerings made by selling security holders and take all such other actions as are reasonably requested by the managing underwriters for such underwritten offering in order to expedite or facilitate the registration or the disposition of such Registrable Securities, and in such connection, (A) make such representations and warranties to the underwriters and the Sellers with respect to the business of the Company and its subsidiaries, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings made by selling security holders, and confirm the same on the settlement date for the offering; (B) cause opinions of counsel to the Company (which counsel and opinions shall be reasonably satisfactory to the managing underwriters), to be delivered to the underwriters and the Sellers covering the matters customarily covered in opinions requested in underwritten offerings by selling security holders; (C) cause "cold comfort" letters and updates thereof (which letters and updates shall be reasonably satisfactory to the managing underwriters) from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired or owned by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement) to be delivered to each of the underwriters and the Sellers of such Registrable Securities included in such underwritten offering (if such accountants are permitted under applicable law and accounting literature to so address "cold comfort" letters), such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings by selling security holders; and (D) if an underwriting agreement is entered into, the same shall contain customary indemnification provisions and procedures from the Company in favor of both the Sellers of such Registrable Securities and the underwriters or selling agents. The delivery of certificates, opinions and letters referred to above shall be done at each closing under such underwriting agreement, as and to the extent required thereunder.

          (j) Comply with all applicable rules and regulations of the Commission and make generally available to security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) not later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (A) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a Public Offering and (B) if not sold to underwriters in such an offering, commencing on the first day of the fiscal quarter of the Company after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

          (k) Cooperate with each Seller and the managing underwriter, if any, participating in the disposition of such Registrable Securities in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD").

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          (l) Use all reasonable best efforts to take all other steps reasonably necessary to effect the registration, offering and sale of the Registrable Securities covered by a Registration Statement contemplated hereby and enter into any other customary agreements and take such other actions, including participation in "roadshows", as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities.

     2.5. Furnishing Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.1 or 2.2 that each selling Holder shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be reasonably required to effect the registration of the Registrable Securities.

Section 3. Registration Expenses.

     The Company will bear the following fees and expenses incident to the registration and sale of the Registrable Securities whether or not a Registration Statement is filed or becomes effective: (i) fees and disbursements of counsel for the Company, (ii) fees and disbursements of all independent certified public accountants for the Company (including, without limitation, the expenses of any "cold comfort" letters required by or incident to such performance),(iii) the fees and expenses incurred in connection with the quotation or listing of Shares on any securities exchange or automated securities quotation system, (iv) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the NASD in connection with an underwritten offering and (B) fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, fees and disbursements of counsel for the Company or the underwriters, or both, in connection with Blue Sky qualifications of the Registrable Securities)), (v) the expenses and costs of any roadshow (including travel, meals, accommodation and other arrangements for any investor presentations or meetings); and (vi) the fees, expenses and costs of any public relations, investor relations or other consultants retained by the Company in connection with any roadshow (including travel and other arrangements for any investor presentations or meetings); provided, however, that, with the exception of (i) and (ii) above, the Company shall not be required to bear any expenses related to any Demand Request that is withdrawn (other than a withdrawal pursuant to Section 2.1(b)).

     All other fees and expenses incident to the registration and sale of the Registrable Securities shall be borne by the Holder whether or not a Registration Statement is filed or becomes effective, including, without limitation, (i) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company, printing Preliminary Prospectuses, Prospectuses, and printing or preparing any underwriting agreement, agreement among underwriters and related syndicate or selling group agreements, pricing agreements and Blue Sky memoranda), (ii) the fees and expenses of any "qualified independent underwriter" or other independent appraiser participating in an offering pursuant to Section 3 of Rule 2720 of the Conduct Rules of the NASD and (iii) fees and disbursements of any counsel for such Holder.

Section 4. Representations, Warranties and Agreements.

     (a) Company Representations, Warranties and Agreements. The Company
         --------------------------------------------------
represents and warrants to, and agrees with, Infineon that:

          (i) The Company has all requisite corporate power and authority to execute, deliver, and perform this Agreement. This Agreement has been duly authorized, executed, and delivered by the Company. No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any United States federal, state, local, or other governmental authority or any court or other tribunal is required by the Company for the execution, delivery or performance of this Agreement by the Company (except filings under the Securities Act which will be made and any consents under Blue Sky or state securities laws which will be obtained).

          (ii) The Company shall not enter into any transaction involving the issuance or transfer by any other Person of Other Securities to a Holder, or any merger or consolidation in which it is not the surviving Person, or any sale, lease or other transfer of all or substantially all the assets of the Company, unless effective provision is made for the assumption by such other Person, jointly and severally with the Company if the Company shall remain in existence, of all of the obligations of the Company hereunder, and in the case of any such issuance or transfer, the registration of such Other Securities on the same basis as the registration of the other Registrable Securities hereunder.

          (iii) The execution and delivery of this Agreement by the Company do not, and the performance of the Company's obligations hereunder will not, violate, conflict with, or result in a breach of any provision of, or constitute a default (with or without notice or lapse of time or both) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination, cancellation, or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets (any such violation, conflict, breach, default, right of termination, cancellation or acceleration, loss or creation, a "Violation") of the Company or any of its subsidiaries pursuant to any provisions of (i) the articles of incorporation, by-laws or similar governing documents of the Company or any of its subsidiaries, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any governmental authority applicable to the Company or any of its subsidiaries or any of their respective properties or assets or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which the Company or any of its subsidiaries is a party or by which it or any of its properties or assets may be bound or affected.

          (iv) The Company covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act, that it will make available "adequate current public information concerning the Company within the meaning of paragraph (c) of Rule 144" and that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act pursuant to the exemptions provided by Rule 144. Upon the request of any Holder, the Company will deliver to it a written statement as to whether it has complied with such requirements.

          (v) The Company shall not grant to any Person the right to request a registration of securities of the Company under the Securities Act or the right to be included as a selling stockholder in connection with any registration of Registrable Securities if the rights so granted would be in conflict with or adversely affect the rights granted to Infineon hereunder without the prior written consent of Infineon, which consent may be withheld in Infineon's sole discretion.

     (b) Infineon Representations, Warranties and Agreements. Infineon
         ---------------------------------------------------
represents and warrants to, and agrees with, the Company, that:

          (i) It is duly organized, validly existing, and in good standing under the laws of the Federal Republic of Germany. Infineon has all requisite power and authority to execute, deliver, and perform this Agreement. This Agreement has been duly authorized by Infineon and has been duly executed and delivered by it.

          (ii) Neither Infineon nor any of its affiliates will take, directly or indirectly, during the term of this Agreement, any action designed to stabilize (except as may be permitted by applicable law) or manipulate the price of any security of the Company.

          (iii) Infineon shall promptly furnish to the Company upon the Company's request any and all information as may be required by, or as may be necessary or advisable to comply with the provisions of, the Securities Act, the Regulations, the Exchange Act, and the rules and regulations of the Commission thereunder in connections with the preparation and filing of any Registration Statement pursuant hereto, or any amendment or supplement thereto, or any Preliminary Prospectus or Prospectus included therein.

Section 5. Survival of Representations and Agreements.

     All representations, warranties, covenants and agreements contained in this Agreement shall be deemed to be representations, warranties, covenants and agreements at the effective date of each Registration Statement contemplated by this Agreement, and such representations, warranties, covenants and agreements shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company, any Holder, or any other Person and shall survive termination of this Agreement.

Section 6. Indemnification.

     (a) The Company shall agree to indemnify and hold harmless each Holder and any underwriter participating in any distribution hereunder and each of their respective officers, directors or employees and each person, if any, who controls such Holder or any such underwriter within the meaning of either section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities and any actions in respect thereof (including, without limitation, any legal or other expenses incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus, Preliminary Prospectus or form of prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities or actions in respect thereof are caused by any such untrue statement or omission or alleged untrue statement or omission based upon (i) any information relating to any underwriter furnished to the Company by such underwriter expressly for use therein and (ii) any information relating to any Holder furnished to the Company by or on behalf of such Holder expressly for use therein. The foregoing indemnity agreement with respect to any Preliminary Prospectus shall not inure to the benefit of any such underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased securities (or any person who controls such underwriter) if a copy of any Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of such securities to such person and if any Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

     (b) In connection with any Registration Statement in which a Holder is participating, such Holder shall agree to indemnify and hold harmless any underwriter participating in the distribution and their respective officers, directors or employees and each person, if any, who controls any such underwriter within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities and any actions in respect thereof (including, without limitation, any legal or other expenses incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any amendment thereof, or any Prospectus, Preliminary Prospectus or form of prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with respect to any information relating to such Holder furnished to the Company by or on behalf of such Holder expressly for use therein.

     (c) In the event a claim arises pursuant to subsections (a) or (b), any person in respect of which indemnification may be sought (the "Indemnified Party") shall notify the party against whom the claim for indemnification is made of such claim and the facts constituting the basis for such claim in reasonable detail. The party against whom the claim for indemnification is made is hereinafter referred to as the "Indemnifying Party". Failure to notify an Indemnifying Party shall not relieve such Indemnifying Party from its obligations hereunder to the extent it is not materially prejudiced as a result thereof.

     (d) Counsel to the Indemnified Party shall be selected by the Indemnifying Party and shall be reasonably satisfactory to the Indemnified Party; provided, however, that counsel to the Indemnified Party shall not (except with the consent of the relevant Indemnified Party) also be counsel to the Indemnifying Party. The Indemnifying Party may participate at its own expense in the defense of any claim arising pursuant to subsection (a) or (b) and, to the extent it shall wish and be legally permitted, assume the defense thereof, jointly with any other Indemnifying Party similarly notified, provided, however, that in the event the Indemnified Party shall have reasonably concluded that there may be defenses available to it which are different from or additional to those available to the Indemnifying Party, the Indemnifying Party shall not have the right to direct the defense of such action as it relates to such defenses on behalf of such Indemnified Party and the fees and expenses of separate counsel (selected by the Indemnified Party and reasonably satisfactory to the Indemnifying Party) relating to such defenses for such Indemnified Party shall be borne by the Indemnifying Party. After notice from the Indemnifying Party to such Indemnified Party of its election to assume the defense of any such claim and after election of counsel to the Indemnified Party as set forth above, the Indemnifying Party shall not be liable for any legal expenses of other counsel (except for separate counsel, but not more than the costs of one such separate counsel for all Indemnified Parties, in the circumstances described above) subsequently incurred by such Indemnified Party. Except as provided in the preceding sentences, the Indemnifying Party shall not be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from its own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No Indemnifying Party shall, without the prior written consent of the Indemnified Parties, settle or compromise or consent to the entry of any judgement with respect to any litigation or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification could be sought under this Section 6 (whether or not the Indemnified Parties are actual or potential parties thereto), unless such settlement, compromise or consent (A) includes an unconditional release of each Indemnified Party from all liability arising out of such litigation or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

     (e) If at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel, such Indemnifying Party agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such Indemnifying Party of the aforesaid request, (ii) such Indemnifying Party shall have received notice of the terms of such settlement at least 30 days prior to such settlement taking effect and (iii) such Indemnifying Party shall not have reimbursed such Indemnified Party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel, an Indemnifying Party shall not be liable for any settlement effected without its consent if such Indemnifying Party (i) reimburses such Indemnified Party in accordance with such request to the extent it considers such request to be reasonable and (ii) provides written notice to the Indemnified Party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

     (f) The indemnity, contribution and expense reimbursement obligations under this Section 6 shall be in addition to any liability each indemnifying person may otherwise have and shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party.

     (g) In the event of any conflict between the indemnification and contribution terms as herein set forth and as set forth in any underwriting agreement entered pursuant hereto, the underwriting agreement shall control.

Section 7. Unregistered Offerings.

     The parties hereto hereby agree that, in the event that the Company or one or more Holders propose to make an underwritten offering of shares of Common Stock (which may or may not include Shares) that is exempt from, or not subject to, the registration requirements of the Securities Act, the relevant notice provisions of Section 2.1 or 2.2 will apply and the required notice will state that the offering is proposed to be made on an unregistered basis. In that event, the parties agree to proceed with such an offering on an unregistered basis in good faith as and to the extent provided herein with respect to a registered offering and that the provisions of this Agreement will apply mutatis mutandis to such unregistered offering, including, without limitation, provisions relating to Joining Notices, the Company's ability to delay an offering, "piggy-back" rights, allocations of securities included in an offering, the Company's obligations with respect to an offering (including indemnification provisions and procedures), selection of underwriters, hold-back agreements, expenses associated with an offering and representations and warranties.

Section 8. Miscellaneous.

     (a) Remedies. In the event of breach by any party of any of its obligations
         --------
under this Agreement, the other parties, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and Infineon agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by the Company or Infineon, as the case may be, of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, the Company or Infineon, as the case may be, shall waive the defense that a remedy at law would be adequate. No failure or delay on the part of the Company or Infineon in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

     (b) Amendments and Waivers. The provisions of this Agreement, including the
         ----------------------
provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, without the written consent of the Company and Infineon.

     (c) Notices. All notices and other communications hereunder shall be in
         -------
writing and shall be deemed given if delivered personally, by telecopier (receipt of which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     if to Infineon, to:

     Infineon Technologies AG
     M&A Department
     St.Martin-Strasse 53
     D-81541 Munich
     Fax: 49 89 234 8 5872
     Attention: Arno Paetzold

     with copies to:

     Infineon Technologies AG
     St.Martin-Strasse 53

     D-81541 Munich
     Fax: 49 89 234 2 6583
     Attention: Finanzvorstand and General Counsel

     and,
     Sullivan & Cromwell
     Neue Mainzer Strasse 52
     60311 Frankfurt am Main
     Germany
     Fax: 49 69 7191 2610
     Attention: David B. Rockwell

     if to the Company, to:

     Ramtron International Corporation
     1850 Ramtron Drive
     Colorado Springs, Colorado 80921
     USA
     Fax: 719 481 9294
     Attention: Chief Executive Officer

     with a copy to:

     Coudert Brothers
     950 Seventeenth Street
     Suite 1800
     Denver, Colorado  80202
     Fax: 303 607 1080
     Attention: John A. St. Clair



     (d) Interpretation. When a reference is made in this Agreement to a
         --------------
Section, such reference shall beto a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     (e) Counterparts. This Agreement may be executed in two or more
         ------------
counterparts, all of which shall beconsidered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     (f) Entire Agreement; No Third Party Beneficiaries. This Agreement
         ----------------------------------------------
(including the documents and theinstruments referred to herein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and, with respect to the provisions of
Section 6, indemnified Persons other than the parties hereto, and (ii) except as contemplated by the definition of "Holder" in Section 1 hereof and, with respect to the provisions of Section 6, indemnified Persons, other than the parties hereto, is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

     (g) Governing Law. This Agreement shall be governed and construed in
         -------------
accordance with the laws of the State of New York, USA, applicable to contracts made and to be performed entirely within the State of New York.

     (h) Severability. Wherever possible, each provision hereof shall be
         ------------
interpreted in such a manner as to be valid, legal and enforceable under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating or rendering unenforceable the remainder of this Agreement, unless such a construction would be unreasonable or materially impair the rights or any party hereto.

     (i) Assignment. Neither this Agreement not any of the rights, interests or
         ----------
obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without prior written consent of the other parties, except as may otherwise occur by operation of the definition of "Holder" in Section 1 hereof. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

     (j) Attorney's Fees. As between parties to this Agreement, in any action or
         ---------------
proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorney's fees in addition to its costs and expenses and any other available remedy.

     (k) Use of Terms. This Agreement contemplates the filing of Registration
         ------------
Statements under the Securities Act on numerous occasions involving various offers of securities. In connection with such Registration Statements, there may be identified therein one or more underwriters through which securities are to be offered on behalf of the Company or the Holder, or both, pursuant to either a "firm-commitment" or "best-efforts" arrangement, and, in the case where there is more than one underwriter, one or more of the underwriters may be designated as the "manager" or "representative" or the "co-managers" or "representatives" of the several underwriters. Accordingly, all references herein to an "underwriter" or "underwriters" are intended to refer to a "principal underwriter" (as defined in Rule 405 of the Regulations) and to provide for those transactions in which securities may be offered by or through one or more underwriters, and not to imply that any of the transactions contemplated hereby is conditioned in any manner whatsoever on the participation therein by one or more underwriters on behalf of any party. Nothing contained herein relating to the Company's obligation to enter into an underwriting agreement at any time or from time to time in the future shall impair, alter, restrict or otherwise affect in any manner whatsoever the duties of the directors of the Company under applicable law in approving the form, terms and provisions thereof.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                         INFINEON TECHNOLOGIES AG


                                         By: /s/ Nicole Scherm
                                             -----------------
                                             Name: Nicole Scherm
                                             Title: Corporate Legal Counsel

                                         By: /s/ Horst Meyer
                                             ---------------
                                             Name: Horst Meyer
                                             Title: Corporate Legal Counsel

                                         RAMTRON INTERNATIONAL CORPORATION


                                         By: /s/ L. David Sikes
                                             ------------------
                                             Name: L. David Sikes
                                             Title: Chairman

                                       21